CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated October 22, 2012 and July 26, 2013 relating to the financial statements and financial highlights of High Income Fund and John Hancock High Yield Fund, respectively, appearing in the August 31, 2012 John Hancock Funds II Annual Report to Shareholders and the May 31, 2013 John Hancock Bond Trust Annual Report to Shareholders, respectively. We also consent to the references to us under the headings “Experts,” “Representation and Warranties of the Acquiring Fund, Section 1 (d)” and “Representation and Warranties of the Acquired Fund, Section 2 (e)” in the Registration Statement.

We hereby also consent to the incorporation by reference in the January 1, 2013 Statement of Additional Information of High Income Fund of our report dated October 22, 2012 relating to the financial statements and financial highlights which appear in the August 31, 2012 John Hancock Funds II Annual Report to Shareholders, which is also incorporated by reference in the Statement of Additional Information, which constitutes part of this Registration Statement. We also consent to the reference to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the January 1, 2013 and June 27, 2013 Statements of Additional Information for John Hancock Funds II and John Hancock Bond Trust, respectively.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
August 8, 2013